                                REMARKETING AGREEMENT

     REMARKETING AGREEMENT, dated as of November 25, 1997 (the "Remarketing Agreement"), by and between BRAVO Trust Series 1997-1, a Delaware business trust having its principal office c/o The Bank of New York, 101 Barclay Street, New York, New York 10286 (the "Trust") and Lehman Brothers Inc., a Delaware corporation having its principal office at 3 World Financial Center, New York, New York 10285 ("Lehman").

     WHEREAS, the Trust proposes to issue BRAVO Trust Series 1997-1 Floating Rate Class A Trust Certificates (the "Class A Trust Certificates") and the BRAVO Trust Series 1997-1 Class B Trust Certificates (the "Class B Trust Certificates" and together with the Class A Trust Certificates, the "Trust Certificates") pursuant to the Trust Agreement under which it was established (the "Trust Agreement"); and

     WHEREAS, the Trust has prepared an offering circular and a supplement thereto, each dated the date hereof, for use in connection with the offering and sale of the Class A Trust Certificates; and the Trust will prepare and deliver to the Remarketing Agent such offering circular and supplement, together with any amendment thereto or supplement thereof as may be required under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act") with respect to a Remarketing (such offering circular and supplement, as amended and supplemented from time to time, delivered to the Remarketing Agent in connection with a Remarketing, the "Offering Circular"); and

     WHEREAS, the Trust has requested Lehman to act as a remarketing agent (i) to remarket Class A Trust Certificates tendered to Lehman in a remarketing (a "Remarketing") on behalf of the Holders of the Class A Trust Certificates on each date (a "Remarketing Date") that the principal amount of any Class A Trust Certificate is due from the Trust other than the final maturity date of such Class A Trust Certificate, and (ii) to carry out such other duties as are assigned to Lehman as a remarketing agent herein and in the Class A Trust Certificates (in such capacity, the "Remarketing Agent"); and

     WHEREAS, Lehman is willing to assume such duties on the terms and conditions expressly set forth herein.

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Trust Agreement and/or the Class A Trust Certificates.

     Section 2. REPRESENTATIONS AND WARRANTIES.

     The Trust represents and warrants to the Remarketing Agent as of the date hereof and as of the date that an amendment to, or a supplement of, the Offering Circular is required to be delivered with respect to a Remarketing (each a "Representation Date"), as follows:

          (a) VALIDITY OF THE TRUST. The Trust has been duly organized and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware and has the trust power and authority to own properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under this Agreement.

          (b) AUTHORIZATION OF THE TRUST AGREEMENT. The Trust Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (c) AUTHORIZATION OF THE TRUST CERTIFICATES. The Trust Certificates have been duly authorized and executed by the Trustee on behalf of the Trust and, when delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (d) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and, assuming due authorization, execution and delivery by the other party hereto, constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) rights of indemnity and contribution under this Agreement may be limited by United States federal or state securities laws, the laws of other jurisdictions or the public policy underlying any such laws.

          (e) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust (including the Trustee and the Trust's Agent), threatened, against or affecting the Trust, its properties or its assets which might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, of the Trust (a "Material Adverse Effect"), or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of this Agreement or the performance by the Trust of its obligations hereunder.

          (f) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust (including the Trustee and the Trust's Agent) of its obligations hereunder, in connection with any Remarketing of the Class A Trust Certificates hereunder or the consummation of the transactions contemplated by this Agreement, the Trust Agreement, the Purchase Agreement, the Separate Account Funding Agreement (the "Funding Agreement"), dated the date hereof, between Integrity Life Insurance Company (the "Insurer") and the Trust, and the Standby Trust Certificate Purchase Agreement (the "Liquidity Agreement"), dated the date hereof, among the Insurer, Bayerische Landesbank Girozentrale, a banking company organized under the laws of the Federal Republic of Germany, acting through its New York Branch ("BLB") and the Trust, and the Custody Agreement (the "Custody Agreement"), dated the date hereof, among the Insurer, the Trust and the Custodian.

          (g) SIMILAR OFFERINGS. The Trust (including the Trustee and the Trust's Agent) has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Class A Trust Certificates in a manner that would require the offering or sale of the Class A Trust Certificates to be registered under the 1933 Act.

          (h) OFFERING CIRCULAR. The Offering Circular does not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Trust in writing by the Initial Purchaser or the Remarketing Agent expressly for use in the Offering Circular.

          (i) RULE 144A ELIGIBILITY. The Class A Trust Certificates are eligible for resale pursuant to Rule 144A and are not of the same class as securities listed on a national securities exchange registered under
     Section 7 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

          (j) NO GENERAL SOLICITATION. None of the Trust, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than Initial Purchaser or the Remarketing Agent, as to which the Trust makes no representation) has engaged or will engage, in connection with the offering of the Trust Certificates, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (k) NO REGISTRATION REQUIRED. Subject to compliance with the requirements contained herein, (i) the Trust is not required, and as a result of the consummation of the transactions contemplated hereby will not be required, to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) it is not necessary in connection with a Remarketing of the Class A Trust Certificates in the manner contemplated by this Agreement to register the Class A Trust Certificates under the 1933 Act or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     Section 3. COVENANTS OF THE TRUST. The Trust covenants with the Remarketing Agent as follows:

     (a) OFFERING CIRCULAR. If at any time, in connection with a Remarketing, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Agent or counsel for the Trust, to amend or supplement the Offering Circular in order to make the statements therein, in the light of circumstances existing at the time the Offering Circular is to be used in connection with such Remarketing, not incorrect, incomplete or misleading in any material respect, prompt notices shall be given, and confirmed in writing to the Remarketing Agent to cease offers and sales of the Class A Trust Certificates, and the Trust will promptly prepare and furnish, or cause to be promptly prepared and furnished, to the Remarketing Agent such number of copies of such amendment or supplement as the Remarketing Agent may reasonably request (in form and substance satisfactory to counsel for the Remarketing Agent) so that the statements contained in the Offering Circular as so amended or supplemented will not be incorrect, incomplete or misleading in any material respect.

     (b) INTEGRATION. The Trust agrees that it will not make any offer or sale of securities of the Trust of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of any Remarketing) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

     (c) RULE 144A INFORMATION. The Trust agrees that, in order to render the Class A Trust Certificates eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the

Class A Trust Certificates remain outstanding, it or the Trust's Agent will make available, upon request, to any Holder or prospective purchasers of Class A Trust Certificates the information specified in Rule 144A(d)(4).

     Section 4. APPOINTMENT AND OBLIGATIONS OF THE REMARKETING AGENT. (a) The Trust hereby appoints Lehman, and Lehman hereby accepts such appointment, as the exclusive Remarketing Agent for the purpose of (i) remarketing the Class A Trust Certificates from time to time on behalf of the Holders thereof, and (ii) performing such other duties as are assigned to the Remarketing Agent herein and in the Class A Trust Certificates, all pursuant to the procedures set forth herein and in the Class A Trust Certificates, provided, however, that the Trust may appoint BLB or a subsidiary of BLB that is qualified to conduct Remarketing as an additional Remarketing Agent (the "Additional Remarketing Agent") pursuant to a remarketing agreement between the Trust and BLB or such subsidiary of BLB, which remarketing agreement shall be substantially identical to this Agreement.

     (b) The Remarketing Agent agrees, subject to Section 4(c) hereof, (i) to use its best efforts to remarket the Class A Trust Certificates tendered to the Remarketing Agent in a regularly scheduled Remarketing from time to time, and
(ii) to carry out such other duties as are assigned to the Remarketing Agent herein, all in accordance with the provisions hereof and the Class A Trust Certificates.

     (c) It is understood and agreed by and among the parties hereto that the Remarketing Agent shall not be obligated to remarket Class A Trust Certificates at any time that any of the conditions as set forth in Section 8 hereof shall not have been fully and completely met to the reasonable satisfaction of the Remarketing Agent.

     (d) By 12:00 noon, New York City time, on each Remarketing Date, the Remarketing Agent shall advise the Trustee by telephone (or such other means as is acceptable to the Trustee) of the total principal amount (as used herein and in the Transfer Form attached hereto as Exhibit A, "principal amount" means the face amount of the related Class A Trust Certificate or Certificates) of Class A Trust Certificates tendered by Holders for the relevant Remarketing and the total principal amount of Class A Trust Certificates purchased in such Remarketing.

     (e) By 12:00 noon, New York City time, on each Remarketing Date, the Remarketing Agent shall give BLB, as the Liquidity Facility Provider, a telephonic notice (or a notice by such other means as is acceptable to BLB), confirmed promptly in writing, specifying (i) the amount of Class A Trust Certificates to be purchased by BLB on such Remarketing Date pursuant to the Liquidity Agreement, and (ii) the aggregate purchase price of such Class A Trust Certificates.

     (f) The transfer restrictions set forth in Sections 3.09, 3.10 and 3.11 of the Trust Agreement and the offer and sale procedures set forth in Section 5 of the Purchaser Agreement shall apply to a Remarketing of the Class A Trust Certificates.

     (g) The Remarketing Agent may, with the consent of the Trustee and the Liquidity Provider, modify the remarketing procedures set forth herein and in the Supplement (the "Remarketing Procedures") so long as any such modification does not materially and adversely affect the Trust or the Holders.

     Section 5. FEES AND EXPENSES. For its services in performing its duties set forth hereunder, the Remarketing Agent will receive from the Trust a fee payable on each Remarketing Date equal to the product of (i) the total principal amount of Class A Trust Certificates outstanding immediately following such Remarketing (excluding therefrom any principal amount of Class A Trust Certificates remarketed at such Remarketing by any other remarketing agent(s) to investors other than those that shall have previously invested in the Class A Trust Certificates through Lehman in its capacity either as the Initial Purchaser or the Remarketing Agent), times (ii) 0.0005, and times (iii) a fraction, the numerator of which is the total number of days from and including such Remarketing Date to, but excluding, the "Extended Maturity Date" as defined in the Market Agent Agreement and the denominator of which is 360. The obligations of the Trust to make the payment required by this Section 5 shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

     Section 6. RESIGNATION AND REMOVAL OF THE REMARKETING AGENT. (a) The Remarketing Agent may resign and be discharged from its duties and obligations hereunder by giving 60 days' prior written notice to the Trust and the Trust's Agent; PROVIDED, HOWEVER, that such resignation shall not become effective until the Trust shall have appointed a successor remarketing agent and such successor remarketing agent, which shall be a nationally recognized broker-dealer, shall have entered into a remarketing agreement with the Trust in which it shall have agreed to conduct Remarketings in accordance with the terms and conditions hereof and as described in the Supplement and the Trust Agreement. In such case, the Trust agrees to use its best efforts to appoint a successor remarketing agent and enter into such a remarketing agreement with such person as soon as reasonably practicable, provided that the terms thereof are acceptable to the Trust.

     (b) The Trust may remove the Remarketing Agent by giving at least 60 days' prior written notice to the Remarketing Agent, PROVIDED, HOWEVER, that such removal shall not become effective until the Trust shall have appointed a successor remarketing agent in accordance with the terms hereof and the Supplement and such successor remarketing agent, which shall be a nationally recognized broker-dealer, shall have entered into a remarketing agreement with the Trust in which it shall have agreed to conduct Remarketings in accordance with the terms and conditions of the Supplement and the Trust Agreement.

     Section 7. DEALING IN THE TRUST CERTIFICATES; REDEMPTION OF REMARKETING AGENT'S TRUST CERTIFICATES. Lehman, when acting as Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Trust Certificates; PROVIDED, HOWEVER, that Lehman is not obligated to purchase any Class A Trust Certificates that would otherwise remain unsold in a Remarketing. If Lehman owns any Class

A Trust Certificates immediately prior to a Remarketing, Lehman may sell such principal amount of its Trust Certificates in such Remarketing. Lehman may exercise any vote or join in any action which any Holders of Trust Certificates may be entitled to exercise or take pursuant to the Trust Agreement or the Trust Certificates with like effect as if it did not act in the capacity of Remarketing Agent hereunder. Lehman in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Trust as freely as if it did not act in any capacity hereunder.

     Section 8. CONDITIONS TO THE OBLIGATIONS OF THE REMARKETING AGENT. The obligations of the Remarketing Agent under this Agreement have been undertaken in reliance on, and shall be subject to, (i) the due performance by the Trust of its obligations and agreements as set forth in this Agreement, (ii) the accuracy as of the date hereof and as of each Representation Date of the representations and warranties of the Trust contained in the this Agreement, and (iii) the further condition that none of the following events shall have occurred:

          (a) the rating of the Class A Trust Certificates shall have been downgraded or withdrawn by a national rating service after the date hereof, the effect of which, in the reasonable opinion of the Remarketing Agent, is to affect materially and adversely the marketability of the Class A Trust Certificates; or

          (b) without the prior written consent of the Remarketing Agent, the Trust Agreement shall have been amended in any manner that, in the reasonable opinion of the Remarketing Agent, materially and adversely affects the marketability of the Class A Trust Certificates or the Remarketing Procedures (a "Material Change"); or

          (c) since the respective dates as of which information is given in the Offering Circular, a Material Adverse Effect shall have occurred, whether or not arising in the ordinary course of business; or

          (d) the Trust Agreement, the Funding Agreement, the Custody Agreement or the Liquidity Agreement shall have been terminated, or otherwise not be in full force and effect; or

          (e) an "Early Certificate Maturity Event" or "Early Funding Agreement Termination Event" under the Custody Agreement or the Funding Agreement or an "Event of Default" under the Liquidity Agreement shall have occurred and be continuing, or an event shall have occurred and be continuing, which, either with giving of notice thereof or passage of time or both, would constitute an "Early Certificate Maturity Event" or "Early Funding Agreement Termination Event" under the Custody Agreement or the Funding Agreement or an "Event of Default" under the Liquidity Agreement; or

          (f) the Indemnity Agreement between the Trust and BLB of even date herewith (the "Indemnity Agreement") shall have been modified or amended otherwise than with the prior written consent of the Remarketing Agent; or

          (g) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Remarketing Agent, impracticable to remarket the Class A Trust Certificates or to enforce contracts for the Remarketing of the Class A Trust Certificates; or

          (h) trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System shall have been suspended or limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; or

          (i) a banking moratorium shall have been declared by either Federal, New York, Delaware or Ohio authorities.

     Section 9. INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION OF REMARKETING AGENT. The Trust (subject to the prior payment in full of all amounts due and payable in respect of the Class A Trust Certificates) shall indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue or incorrect representation or warranty of the Trust contained in this Agreement, the Trust Agreement, the Funding Agreement, the Custody Agreement, the Liquidity Agreement or the Purchase Agreement;

          (3) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or any such untrue or incorrect representation or warranty; provided that (subject to Section 9(c) below) any such settlement is effected with the written consent of the Trust; and

          (4) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by the Remarketing Agent) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such untrue or incorrect representation or warranty, to the extent that any such expense is not paid under (1) (2) or (3) above;

PROVIDED, HOWEVER, that the Trust shall not be liable in any such case for any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Remarketing Agent expressly for use in the Offering Circular (or any amendment or supplement thereto).

     The Trust covenants that it will, immediately upon receipt of any request by the Remarketing Agent for payment of any loss, liability, claim, damage or expense under this Section 9 provide notice of the same to BLB pursuant to the Indemnity Agreement, take all necessary action to receive such payment pursuant to the terms of the Indemnity Agreement and promptly remit such amount to the Remarketing Agent.

     (b) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to the Trust of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Trust shall not relieve the Trust from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by the Remarketing Agent. The Trust may participate at its own expense in the defense of any such action; provided, however, that counsel to the Trust shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the Trust be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Trust shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (c) CONTRIBUTION. If the indemnification provided for in this Section 9 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Trust shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Remarketing Agent on the other hand from a Remarketing of the Class A Trust Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust on the one hand and of the Remarketing Agent on the other hand.

     The relative benefits received by the Trust on the one hand and the Remarketing Agent on the other hand in connection with a Remarketing of the Class A Trust Certificates pursuant to this Agreement shall be deemed to be proportional to the total principal amount of Class A Trust Certificates remarketed by the Remarketing Agent during such Remarketing and the total fees received by the Remarketing Agent with respect to such Remarketing.

     The relative fault of the Trust on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Trust and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent or controlling person, or by or on behalf of the Trust, and shall survive delivery of the Class A Trust Certificates to the Remarketing Agent.

     Section 11. TERMINATION OF REMARKETING AGREEMENT. (a) This Agreement shall terminate, as to the Remarketing Agent, on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 6 hereof; provided, however, that the provisions of Sections 5 and 9 hereof shall survive any such termination.

     (b) In addition, the Remarketing Agent may resign and be discharged from its duties and obligations hereunder, by notifying the Trust of its election to do so, (i) if any of the conditions referred to or set forth in Section 8 hereof has not been met or satisfied in full and such failure shall have continued for a period of 30 days after the Remarketing Agent has given notice thereof to the Trust specifying the condition which has not been met and requiring it to be met or (ii) in the event the Remarketing Agent reasonably determines, after consultation with the Trust, that it has not received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement. Any resignation and discharge made pursuant to clause (i) hereof shall be effective immediately after the Remarketing Agent gives notice of its resignation as required in clause (i) hereof after 30 days of failure by the Trust to meet the conditions specified in the Remarketing Agent's first notice pursuant to clause (i) hereof. Any resignation and discharge made pursuant to clause (ii) hereof shall be effective on the date specified in such notice, but, unless the Remarketing Agent fails to perform its duties under Section 4(b), not earlier than 60 days after the delivery of such notice.

     Section 12. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Remarketing Agreement, the Class A Trust Certificates, the Supplement and the Purchase Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Remarketing Agreement, the Purchase Agreement, or the Class A Trust Certificates as to the truth of the statements expressed in any thereof. In addition, without limiting the foregoing, the Remarketing Agent shall observe the restrictions on transfer and solicitation contained in Sections 3.09, 3.10 and 3.11 of the Trust Agreement and the offer and sale procedures set forth in Section 5 of the Purchase Agreement. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent shall not incur any liability to the Trust or to any Holder of Trust Certificates in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a Remarketing or otherwise, except as a result of its gross negligence or willful misconduct.

     Section 13. BOOKS AND RECORDS. The Remarketing Agent shall keep such books and records with respect to the performance of its duties hereunder as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Trustee on reasonable notice during normal business hours.


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

     Section 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state.

     Section 15. TERM OF AGREEMENT. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Trust Certificates are outstanding. The provisions of Sections 5 and 9 hereof shall survive the termination or expiration of this Agreement.

     Section 16. SUCCESSORS AND ASSIGNS. The rights and obligations of the Trust hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Trust and the Liquidity Provider. This Agreement shall inure to the benefit of and be binding upon the Trust, the Remarketing Agent and their respective successors and assigns and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing Agent within the meaning of the 1933 Act of the 1934 Act. The terms "successors" and "assigns" shall not include any purchaser of any of the Class A Trust Certificates merely because of such purchase.

     Section 17. HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

     Section 18. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 20. REMARKETING AGENT NOT ACTING AS UNDERWRITER. It is understood and agreed by all parties hereto that the only obligations of the Remarketing Agent hereunder are as set forth in this Agreement. When engaged in remarketing any tendered Class A Trust Certificates, the Remarketing Agent shall act only as agent for and on behalf of each Holder of the Class A Trust Certificates so tendered. The Remarketing Agent shall not act as, or be considered to be acting hereunder as, an underwriter for such tendered Class A Trust Certificates. The Remarketing Agent shall not in any way be obligated to advance its own funds to purchase any tendered Class A Trust Certificates (except in its respective individual capacity as purchaser of those Class A Trust Certificates it shall elect to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

     Section 21. AMENDMENTS. This Agreement may be amended by any instrument in writing signed by the parties hereto so long as this Agreement as amended is not inconsistent with the Trust Agreement in effect as of the date of any such amendment.

     Section 22. NOTICES. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows: if to the Trust, to BRAVO Trust Series 1997-1, c/o The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration Asset Backed Finance Unit; if to the Remarketing Agent, to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Commercial Paper Product Management.

     Section 23. NO LIABILITY OF THE BANK. The Bank of New York (the "Bank") is executing this Agreement on behalf of the Trust solely as Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall the Bank be liable for the statements or agreements of the Trust hereunder, except for liabilities arising out of the Bank's negligence or wilful misconduct. All persons asserting any claim against the Bank or the Trustee or the Trust by reason of the transaction contemplated by this Agreement shall look solely to the Trust Property for payment or satisfaction thereof.

Section 24. NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, neither the Trustee nor the Remarketing Agent shall, prior to the date which is one year and one day after the payment in full of the Class A Trust Certificates and the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.


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     IN WITNESS WHEREOF, each of the Trust and Lehman has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                        BRAVO TRUST SERIES 1997-1

                                        By The Bank of New York, not in its
                                        individual capacity, but as Trustee

                                        By: /s/ Cheryl L. Laser
                                           --------------------------------
                                           Name:   CHERYL L. LASER
                                           Title:  Assistant Vice President


                                        LEHMAN BROTHERS INC.

                                        By: /s/ Kyle L. Miller
                                           --------------------------------
                                           Name:  Kyle L. Miller
                                           Title: Senior Vice President